UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 12, 2019, Iconix Brand Group, Inc., a Delaware corporation, and certain of its affiliates (the “Company”), entered into a settlement agreement (the “Settlement Agreement”) to resolve all disputes relating to the following legal proceedings: (i) Iconix Brand Group, Inc., et al. v. Roc Nation Apparel Group, LLC et al., No. 17-cv-3096 (S.D.N.Y.); (ii) S. Carter Enterprises, LLC, et al. v. Iconix Brand Group, Inc., et al., No. 653858/2019 (N.Y. Sup. Ct., N.Y. Cnty.); and (iii) Iconix Brand Group, Inc., et al. v. Shawn C. Carter, et al., Arbitration No. 01-18-0003-6487. In connection with this settlement agreement, the Company sold certain intellectual property assets to Roc Nation LLC and membership interests in Marcy Media Holdings LLC to MM Holdings Acquisition LLC in exchange for $15.0 million and mutual releases of all existing claims between the parties. The settlement agreement was reached without admission of any wrongdoing or unlawful conduct by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

	By:	/s/ John T. McClain
Name: John T. McClain
Title: Executive Vice President and Chief Financial Officer

Date: November 13, 2019